Exhibit 10(e)

                                 AMENDMENT NO. 1
                      TO THE MCI COMMUNICATIONS CORPORATION
                      EXECUTIVE INCENTIVE COMPENSATION PLAN



     The MCI Communications Corporation Executive Incentive Compensation Plan is hereby amended in the following respects:

1.       The following definitions are added to Section B:


     "Common   Stock"  shall  mean  the  common  stock  of  MCI   Communications
Corporation, par value $0.10.

     "Incentive Stock Unit" shall mean an unsecured obligation of the Company to transfer an unrestricted share of Common Stock to the holder thereof at the specified maturity date of such Unit.

     "Pricing Date" shall mean, with respect to each year for which the Plan is in effect, a date during the first quarter of the following year, specified in advance by the Committee, as of which the number of Incentive Stock Units awarded to Participants pursuant to Section I shall be determined.


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2.       Section I is restated in its entirety to read as follows:


         "I.      DISTRIBUTION OF INCENTIVE COMPENSATION



     1. After the annual award, if any, for a Participant has been determined pursuant to Section D, the Committee shall determine the portion, if any, of such award to be paid in cash and, subject to Section J, the Company shall pay such cash amount to such Participant after deduction of all legally required amounts (including withholding taxes) and of amounts owed by the Participant to the Company. The portion of an award not paid in cash shall be awarded in the form of a number of Incentive Stock Units (including any fractional Unit) equal to the quotient of the dollar amount of such noncash portion divided by the closing market price of a share of Common Stock on the Pricing Date. Such Incentive Stock Units shall be awarded pursuant to the MCI Communications Corporation Stock Option Plan, subject to all the provisions thereof, and shall become fully vested and nonforfeitable according to such schedule as the Committee shall determine.

     2. Notwithstanding any other provision of this Plan, the Company shall not be required to pay an incentive compensation award to a person who is not an Employee on the active payroll on the payment date (except as provided in Section F or G), or to a Participant whose individual performance is determined by the Chief Executive Officer to be unsatisfactory. Awards for a year will be paid no later than March 31 of the following year."


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     3. Section J is  redesignated as Section K and the following new Section J.
is added:

         "J.      DEFERRAL OF BONUS


     Subject to such rules as the Committee may promulgate from time to time, a Participant may elect to defer receipt of part or all of the cash portion of an annual incentive compensation award. An amount thus deferred shall be deemed invested in a number of Incentive Stock Units equal to the quotient of such dollar amount divided by the closing market price of a share of Common Stock on the Pricing Date, increased in the Committee's discretion by an additional number of Incentive Stock Units determined pursuant to such formula as the Committee may establish. Such Incentive Stock Units shall be awarded pursuant to the MCI Communications Corporation Stock Option Plan, subject to all the provisions thereof, and shall become fully vested and nonforfeitable according to such schedule as the Committee shall determine."

     IN  WITNESS  WHEREOF,  MCI  Communications   Corporation  has  caused  this
Amendment No. 1 to be executed and attested to by its duly authorized officers and its corporate seal to be affixed hereto this 5th day of June, 1996.

                                            MCI COMMUNICATIONS CORPORATION

                                            By:/s/ Bert C. Roberts, Jr.
                                               --------------------------
                                                 Bert C. Roberts, Jr.
                                                 Chairman

ATTEST:

/s/ C. Bolton-Smith, Jr.
------------------------
C. Bolton-Smith, Jr.
Secretary